UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

TRIUNITY BUSINESS SERVICES Limited

(Exact name of registrant as specified in its charter)

Date: January 27, 2025

Nevada	7389	37-2109250
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar,

59200 Kuala Lumpur, Malaysia.

Issuer's telephone number: +60 122086303

Company email: Triunitybs@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Northwest Registered Agent LLC

522 W Riverside Ave, Suite N Spokane, Washington 99201

509-768-2249

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

TRIUNITY BUSINESS SERVICES Limited

8,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of TriUnity Business Services Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB® Venture Market, also known as the “OTCQB,” operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we, “TriUnity Business Services Limited” are offering 8,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Ms. Jervey Choon. There is uncertainty that we will be able to sell any of the 8,000,000 shares being offered herein by the Company. Ms. Jervey Choon will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.015 per share for the duration of the Offering. Assuming all of the 8,000,000 shares (100%) being offered by the Company are sold, the Company will receive $120,000 in net proceeds. Assuming 6,000,000 shares (75%) being offered by the Company are sold, the Company will receive $90,000 in net proceeds. Assuming 4,000,000 shares (50%) being offered by the Company are sold, the Company will receive $60,000 in net proceeds. Assuming 2,000,000 shares (25%) being offered by the Company are sold, the Company will receive $30,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Currently, we have 3,800,000 shares of common stock, $0.0001 par value, issued and outstanding. As of the date of this Registration Statement, all our shares of common stock that are issued and outstanding are held in the name of our sole officer and director, Ms. Jervey.

Currently, Ms. Jervey Choon is able to control approximately 100% of the voting power of the Company. As such, Ms. Jervey has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

TriUnity Business Services Limited specializes in providing business related services focused on optimizing business operations for clients. Our expertise spans accounting and bookkeeping, human resources management, and administrative support. We aid clients in achieving streamlined operations by providing comprehensive and integrated services. This enables efficient resource allocation, allowing clients to concentrate on core business activities.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.015 per share for the duration of the offering. The Company estimates the costs of this offering at about $30,018. Expenses incurred in this offering will be paid for by the Company with proceeds from this offering or a combination of proceeds from this offering, and funds loaned to or provided by our sole officer and Director, Ms. Jervey Choon.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

 The date of this prospectus is January 27, 2025.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through January 31, 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

In this Prospectus, “TriUnity,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to TriUnity Business Services Limited, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending July 31th. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

Corporate History

TriUnity Business Services Limited (“we”, “us”, “our”, or the “Company”), was incorporated on April 30, 2024, in the State of Nevada.

On April 30, 2024, Ms. Jervey Choon was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On April 30, 2024, we sold 3,800,000 shares of restricted Common Stock to Ms. Jervey Choon, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Jervey was $380. Ms. Jervey serves as our sole officer and director. Proceeds from the sales of shares went to the Company to be used as working capital.

The Company has elected July 31 as its fiscal year end.

Nature of Business

TriUnity Business Services Limited specializes in providing business related services focused on optimizing business operations for clients. Our expertise spans accounting and bookkeeping, human resources management, and administrative support. We aid clients in achieving streamlined operations by providing comprehensive and integrated services. This enables efficient resource allocation, allowing clients to concentrate on core business activities.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended July 31, 2024, the Company incurred loss from operations of $21,382, shareholders’ deficit of $21,002 and net current liabilities of $21,568. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Amount Owed to Director

As of July 31, 2024, the sole director of the Company advanced $28,949 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

We have 3,800,000 shares of common stock issued and outstanding. Through this offering we will register a total of 8,000,000 shares. These shares represent 8,000,000 additional shares of common stock to be issued by us in a direct public offering. We may endeavor to sell all 8,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this Registration Statement, Ms. Jervey Choon is able to control approximately 100% of the voting power of the Company. As such, Ms. Jervey currently has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.015 per share for the duration of the offering. The Company estimates the costs of this offering at about $30,018. Expenses incurred in this offering will be paid for by the Company with proceeds from this offering or a combination of proceeds from this offering, and funds loaned to or provided by our sole officer and Director, Ms. Jervey Choon.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

8,000,000 shares of common stock, with a fixed price of $0.015 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.015 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	3,800,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	11,800,000 common shares will be issued and outstanding if we sell all of the shares we are offering pursuant to this offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for our common shares. The price per share is $0.015.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.015 per share of common stock.

Use of Proceeds	We plan to use the gross proceeds for several purposes, including, but not limited to, purchasing new office equipment such as computers, covering staffing expenses, and handling advertising and marketing costs. Additionally, the funds will be allocated to meet ongoing reporting requirements and to cover offering expenses. Please note that this list is not exhaustive, and the proceeds may be used for other needs as they arise. We may also use a portion of the net proceeds we receive from this offering for acquisitions or strategic transactions, though we have not entered into any agreements or commitments with respect to any specific material transactions and have no understandings or agreements with respect to any such transactions at this time.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director, Ms. Jervey Choon will sell the 8,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $30,018. We intend to use proceeds from this offering to pay for offering expenses.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

It is possible that our bookkeeping, accounting, and administrative services may not generate as much interest from potential clients as we anticipate.

Although we constantly seek to modify our services in order to remain competitive, it is possible that our current available services may not meet the needs of, or generate interest from, potential clients in our target demographic. As is typically the case, the needs of the marketplace see rapid shifts and evolutions. If we cannot appropriately anticipate what services will generate demand and market acceptance then we are likely to see fewer clients, and subsequently less revenue, than we anticipate. Market acceptance for our services may require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers. If we cannot generate significant interest in the services we offer, then it is possible that we may need to alter, or entirely change, our bookkeeping and accounting, and admin outsource services and it is possible that you may lose all or part of your investment.

Our business and reputation could be at risk if we do not deliver high-quality support.

Our clients rely on our team, currently comprised solely of Ms. Jervey Choon, to facilitate their subscription and customer-related queries. Providing high-quality support is essential for the renewal and expansion of our agreements with existing clients. This commitment to exceptional support gains heightened importance as we extend our business and focus on new customers, particularly in the mid-market and large enterprise sectors. A failure to promptly resolve issues and deliver effective ongoing support may have adverse effects on our capacity to retain and attract both existing and prospective clients, potentially impacting our reputation in the process.

Our financial performance depends on our ability to develop awareness of our bookkeeping and accounting, and admin outsource services and we may not be successful in doing so.

The continued development of awareness of the bookkeeping and accounting, and admin outsource services offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the services we offer, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the services:

●	the emergence of more successful competitors;

●	customer dissatisfaction with our services;

●	failure to maintain or expand our brand.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

We have only one employee, who also serves as our sole officer and single, non-independant director, Ms. Jervey Choon.

Although Ms. Jervey Choon believes that she will be able to effectively operate our business individually, at this time, there can be no assurances that her belief will prove to be correct. As Ms. Jervey Choon is not an independent director, her beliefs and viewpoints may not be considered to be objectively impartial, which could result in ineffective controls and procedures. Additionally, there can be no assurances that Ms. Jervey Choon will be able to hire additional employees, officers, or directors to support our future growth. In such an event, we would have to reevaluate, or materially alter, our business objective, if not cease operations entirely in a worst-case scenario.

Significant Financial Obligation to Our Officer and Director Could Impact Financial Stability and Flexibility.

As of July 31, 2024, the sole director of the Company advanced $28,949 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

This obligation represents a considerable portion of the company’s liabilities. Should repayment of the above amount become necessary, it could impact our cash reserves and financial flexibility, potentially affecting our ability to fund operations, pursue growth opportunities, or cover unforeseen expenses. This dependency on one key individual, coupled with the significant financial obligation, poses a risk to our operational and financial stability, especially if additional capital is required to support the Company’s future needs.

If we fail to meet client expectations we may be negatively affected.

The risk of not meeting our customers’ expectations may result in a failure to increase or secure our market share. Our customers may not be satisfied with the services we intend to offer, therefore there is a chance that they may choose alternative service providers or other competitors. This may result in decreased revenue and a decreased market share.

If the security of the confidential information or personally identifiable information we maintain and store in our systems, is breached or otherwise subjected to unauthorized access, our reputation may be harmed and we may be exposed to liability.

Our business involves the storage and transmission of confidential information, including personally identifiable information. We take steps to protect the security, integrity and confidentiality of the personal information and other sensitive information that we collect, store or transmit, but cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. If third parties succeed in penetrating our network security, or in otherwise accessing or obtaining without authorization the sensitive or confidential information that we maintain, we could be subject to liability. Hackers or individuals who attempt to breach our network security could, if successful, cause the unauthorized disclosure, misuse, or loss of personally identifiable information or other confidential information. Security breaches or other unauthorized access to personally identifiable information and other confidential information could result in claims against us for unauthorized purchases with identity theft or other similar fraud claims as well as for other misuses of personally identifiable information, including for unauthorized marketing purposes, which could result in a material adverse effect on our business or financial condition.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs, affecting our ability to provide our services at competitive prices. An increase in the rate of inflation would force our customers to search for other service providers, causing us to lose business and revenue. As the company is in its development stages, the impact of inflationary pressures on our operations has been negligible.

We will be subject to Section 15(d) of the Exchange Act, which will require us to file, amongst other things, quarterly and annual reports with the Securities and Exchange Commission. We will not, however, be subject to proxy rules, Section 16 of the Exchange Act and certain tender offer rules.

Under Section 15(d) of the Exchange Act, we will be required to file periodic reports with the SEC, including but not limited to annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Section 15(d) does not trigger all Exchange Act obligations, such as those under Section 16 or related to proxies and tender offer rules. Failure to comply with Exchange Act obligations could harm our business and hinder our ability to achieve our objectives.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The industry in which we operate is subject to intense competition. We compete against large accounting, bookkeeping, and admin outsource firms with comparable services and operations, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively, we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

If we were to lose the services of Ms. Jervey, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of our sole officer and director, Ms. Jervey Choon. To date her leadership has played an integral role in our company. The loss of any key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

For the period ended July 31, 2024, the Company incurred loss from operations of $21,382, shareholders’ deficit of $21,002 and net current liabilities of $21,568. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Our principal executive offices are located in Malaysia and our Company has a non-U.S. resident Officer and Director. As such, it may be difficult to pursue legal action against our Company or Director.

Due to the fact that our Company’s executive office is located in Malaysia and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible, at all. Specifically, investors may find it difficult to effect the following:

•	to effect service of process within the United States against any of our non-U.S. resident officers or directors;
•	to enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against the company's officers and directors;
•	to enforce in a Malaysian court a U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and
•	to bring an original action in a Malaysian court to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The number of clients for our bookkeeping and accounting, and admin outsource services;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, our sole officer and director, Ms. Jervey Choon, owns and controls 100% of the voting power of our outstanding capital stock. If all the shares we are offering pursuant to this offering are sold, Ms. Jervey Choon will own and control approximately 32% of the voting power of our outstanding capital.

After the Company’s offering, and assuming all of the shares that are being registered herein are sold, Ms. Jervey Choon will own and control approximately 32% of our common stock. She currently, and will continue to have, substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Ms. Jervey’s ownership in the Company, she is currently able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Ms. Jervey’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1.235 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management, which currently consists solely of Ms. Jervey Choon, will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our sole officer and director has limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 3,800,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to TriUnity Business Services Limited and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCQB operated by the OTC Markets Group, Inc., or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our Chief Executive Officer and sole Member of our Board of Directors Ms. Jervey Choon does not have any prior experience conducting a best effort offering, and our best-efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Ms. Jervey does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Ms. Jervey, who will receive no commission. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $30,018. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $32,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 75,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 75,000,000 shares of common stock, par value $0.0001 per share, of which only 3,800,000 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the   OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCQB. We may consider pursuing a listing on the OTCQB after this registration becomes effective and we have completed our offering.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

  TriUnity Business Services Limited

BALANCE SHEET AS OF OCTOBER 31, 2024 AND july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of October 31, 2024	As of July 31, 2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,975	$27,775
Accounts receivable	6,500	-
Prepayment	74	106
TOTAL CURRENT ASSETS	24,549	27,881

NON-CURRENT ASSETS
Plant and equipment, net	537	566
TOTAL NON-CURRENT ASSETS	537	566

TOTAL ASSETS	$25,086	$28,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liability	$3,100	$8,500
Amount due to a director	28,949	28,949
Deferred revenue	9,833	12,000
Income tax payable	1,009	-
TOTAL CURRENT LIABILITIES	42,891	49,449

TOTAL LIABILITIES	$42,891	$49,449

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 3,800,000 shares issued and outstanding as of October 31, 2024 and July 31, 2024, respectively	$380	$380
Accumulated deficit	(18,185)	(21,382)
TOTAL STOCKHOLDERS’ EQUITY	$(17,805)	$(21,002)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,086	$28,447

The accompanying notes are an integral part of these financial statements.

TriUnity Business Services Limited

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

for the three MONTHs ended ocTOber 31, 2024 and period ended july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three months ended October 31, 2024	Period ended July 31, 2024
	(Unaudited)	(Audited)
REVENUE	$8,667	$8,000

COST OF REVENUE	-	-

GROSS PROFIT	$8,667	$8,000

GENERAL AND ADMINISTRATIVE EXPENSES	$(4,461)	$(29,382)

PROFIT/(LOSS) FROM OPERATION BEFORE INCOME TAX	$4,206	$(21,382)

INCOME TAX EXPENSES	$(1,009)	$-

NET PROFIT/(LOSS)	$3,197	$(21,382)

OTHER COMPREHENSIVE INCOME	-	-

TOTAL COMPREHENSIVE PROFIT/(LOSS)	$3,197	(21,382)

NET PROFIT/(LOSS) PER SHARE- BASIC AND DILUTED	$0.00084	$(0.0056)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,800,000	3,800,000

 The accompanying notes are an integral part of these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.

Business Summary

TriUnity Business Services Limited specializes in providing business related services focused on optimizing business operations for clients. Our expertise spans accounting and bookkeeping, human resources management, and administrative support. We aid clients in achieving streamlined operations by providing comprehensive and integrated services. This enables efficient resource allocation, allowing clients to concentrate on core business activities.

Results of operations from April 30, 2024 (Date of Inception) to July 31, 2024

Liquidity and Capital Resources

Our cash and cash equivalents are $27,775 as of July 31, 2024. Our cash balance is not sufficient to fund our limited levels of operations for any substantive period. In order to continue our current business plan and increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

From April 30, 2024 (Date of Inception) to July 31, 2024, the Company generated revenue in the amount of $8,000. The revenue was generated from accounting and bookkeeping services, and human resources and administrative support services provided to the customers.

General and Administrative Expenses

From April 30, 2024 (Date of Inception) to July 31, 2024, the Company had general and administrative expenses in the amount of $29,382. These were primarily comprised of company incorporation fees, audit fees and other professional fees.

Net Loss

Our net loss from April 30, 2024 (Date of Inception) to July 31, 2024 was $21,382.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $27,971 from April 30, 2024 (Date of Inception) to July 31, 2024. The cash provided by operating activities was attributable to depreciation expenses, increase in accrued liabilities, increase in the amount due to our director and increase in deferred revenue contra by net loss and increase in prepayment.

Cash Used in Investing Activity

For the year ended July 31, 2024, the Company has used $576 in investing activity, which was primarily attributable to the purchase of equipment.

Cash Provided by Financing Activities

On April 30, 2024, we sold 3,800,000 shares of restricted Common Stock to Ms. Jervey Choon, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Jervey was $380. Ms. Jervey serves as our sole officer and director. Proceeds from the sales of shares went to the Company to be used as working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

For the period ended July 31, 2024, we generated a total of $380 from the sales of our common stock.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Results of operations for the three months ended October 31,2024 and period ended to July 31, 2024

Liquidity and Capital Resources

Our cash and cash equivalents as of October 31, 2024 and July 31, 2024 are $17,975 and $27,775 respectively. Our cash balance is not sufficient to fund our limited levels of operations for any substantive period. In order to continue our current business plan and increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

For the three months ended October 31, 2024 and the period ended July 31, 2024, the Company has generated a revenue of $8,667 and $8,000 respectively. The revenue was generated as a result of the Company providing accounting and bookkeeping, human resources and administrative support services to the customers.

General and Administrative Expenses

For the three months ended October 31, 2024 and the period ended July 31, 2024, the Company had general and administrative expenses in the amount of $4,461 and $29,382. These were primarily comprised of company incorporation fees, audit fees and other professional fees.

Net Profit/(Loss)

Our net profit for the three months ended October 31, 2024 was $3,197 and net loss for the period ended July 31, 2024 was $21,382.

Liquidity and Capital Resources

Cash (Used in)/Provided by Operating Activities

Net cash used in operating activities was $9,800 for the three months ended October 31, 2024. The cash used in operating activities was attributable to increase in accounts receivable, decrease in accrued liabilities and decrease in deferred revenue contra by net profit, depreciation expenses, decrease in prepayment and increase in income tax payable.

Net cash provided by operating activities was $27,971 for the period ended July 31, 2024. The cash provided by operating activities was attributable to depreciation expenses, increase in accrued liabilities, increase in the amount due to our director and increase in deferred revenue contra by net loss and increase in prepayment.

Cash Used in Investing Activity

For the three months ended October 31, 2024, the Company has not spent in investing activity. For the period ended July 31, 2024, the Company has used $576 in investing activity, which primarily attributable to the purchase of equipment.

Cash Provided by Financing Activity

On April 30, 2024, we sold 3,800,000 shares of restricted Common Stock to Ms. Jervey Choon, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Jervey was $380. Ms. Jervey serves as our sole officer and director. Proceeds from the sales of shares went to the Company to be used as working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

For the three months ended October 31, 2024, the Company has not spent in financing activity.

For the period ended July 31, 2024, we generated a total of $380 from the sales of our common stock.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Global Finance and Accounting Outsourcing Services Market Size

Business Research Insights reports that the global finance and accounting outsourcing services market was valued at USD 40,800 million in 2022. This market is expected to grow to USD 52,490 million by 2028, with a compound annual growth rate (CAGR) of 4.3% during the forecast period.1

The finance and accounting outsourcing services market has been steadily growing due to its cost-efficiency, focus on core competencies, and access to specialized expertise. Outsourcing is advantageous for businesses as it allows them to reduce overhead costs while benefiting from high-quality services provided by specialists in accounting, tax compliance, and financial reporting.

Additionally, the market growth for finance and accounting outsourcing services has been further accelerated by the supply chain disruptions caused by the COVID-19 pandemic. These disruptions forced companies to reevaluate their operations and seek more resilient and flexible solutions. Outsourcing provided a viable alternative, allowing businesses to maintain continuity and adapt to changing circumstances without bearing the full burden of operational complexities. As a result, more companies turned to outsourcing to manage their finance and accounting needs, ensuring they could focus on core business functions while leveraging the expertise and efficiency offered by specialized service providers.

Global Human Resource Outsourcing Services Market Size

Business Research Insights reports that the global human resource outsourcing market was valued at USD 34.59 billion   in 2021 and is projected to reach USD 52.94 billion by 2031, with a compound annual growth rate (CAGR) of 4.3% over the forecast period2.

The rapid growth of industrialization has significantly increased the demand for trained and qualified workers to manage both personal duties and business administration tasks. To meet this rising need, businesses often turn to human resource outsourcing (HRO). Through HRO, companies hire staff from specialized outsourcing firms that provide trained professionals.

Given the mentioned compound annual growth rates (CAGR), we believe our company stands to benefit significantly from these trends. The projected growth in both the finance and accounting outsourcing market and the human resource outsourcing market indicates increasing demand for these services.

References:

1.	https://www.businessresearchinsights.com/market-reports/finance-and-accounting-outsourcing-services-market-111929#:~:text=The%20global%20finance%20and%20accounting,4.3%25%20during%20the%20forecast%20period.

2.	https://www.businessresearchinsights.com/market-reports/human-resource-outsourcing-market-101679

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

TriUnity Business Services Limited (“we”, “us”, “our”, or the “Company”), was incorporated on April 30, 2024, in the State of Nevada.

On April 30, 2024, Jervey Choon was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On April 30, 2024, we sold 3,800,000 shares of restricted Common Stock to Ms. Jervey Choon, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Jervey was $380. Ms. Jervey serves as our sole officer and director. Proceeds from the sales of shares went to the Company to be used as working capital.

The Company has elected July 31 as its fiscal year end.

Business Information

TriUnity Business Services Limited, headquartered in Kuala Lumpur, Malaysia, stands as a pivotal hub for businesses spanning Malaysia, Hong Kong, and targeted global regions. Our core mission is to facilitate seamless operations for our esteemed clientele by providing comprehensive, integrated services, allowing them to allocate their time and resources more effectively to their core business activities.

Although TriUnity has a limited operational history, we have generated initial revenues of $8,000 through services provided to two customers. Approximately 88% of this revenue is attributable from our accounting and bookkeeping services, provided on a one-time basis, while the remaining 12% is derived from payroll management and administration services, billed monthly. As a result, we expect revenue from payroll management and administration to increase over time, contributing to a more stable recurring revenue stream. Our diverse portfolio of services includes:

Accounting and Bookkeeping Services

The company currently offers accounting and bookkeeping services, designed to help clients manage their financial records with accuracy and compliance. Our current offerings encompass the recording of all business and financial transactions, from initial journal entries to the trial balance stage. By meticulously tracking these transactions, we enable our clients to maintain clear and accurate financial records. This process serves as the backbone for generating reliable financial data, which in turn supports their decision-making and financial reporting requirements.

Following the recording process, we prepare essential financial documents for our clients, including balance sheets, profit and loss statements, and statements of changes in equity. These documents provide clients with a comprehensive view of their financial health and operational outcomes, while also satisfying the baseline requirements for financial transparency and accountability. In addition to these standard reports, we also create customized financial summaries tailored to meet each client's unique needs, ensuring that their reporting aligns with internal management goals or any specific regulatory requirements they must meet.

To support ongoing financial oversight, we offer monthly or quarterly financial reports. These regular reports allow clients to track their financial performance over time, helping them identify trends, monitor cash flow, and make informed operational decisions. Through these reports, we aim to enhance clients’ understanding of their business's financial standing, enabling them to address issues proactively and plan for future growth. At this stage, our accounting and bookkeeping services are primarily handled by our Chief Executive Officer, who leverages extensive industry experience to provide clients with a reliable, professional service. The CEO’s hands-on approach ensures personalized service, where client needs are addressed with precision and care.

Human Resources Management and Payroll Services

The rapid growth of industrialization has significantly increased the demand for trained and qualified workers to manage both personal duties and business administration tasks. To meet this rising need, businesses often turn to human resource outsourcing (HRO). Through HRO, companies hire staff from specialized outsourcing firms that provide trained professionals.

Through our extensive array of workforce solutions and services, we strive to enable companies to elevate their strategy, enhance quality, and drive efficiency, ultimately boosting productivity and reducing costs in alignment with their business objectives. Our offerings include:

•	Payroll Management – We are a specialized third-party solutions provider that handle the complexities of payroll processing for businesses. Our services ensure accurate and timely payment of employees, compliance with legal and regulatory requirements. Core components include payroll calculation, time and attendance tracking, and benefits administration. The advantages of using payroll management services include improved accuracy, cost savings, regulatory compliance, and allowing businesses to focus on core activities.
•	Outsourcing Recruitment and Assessment - We provide clients with outsourcing services related to recruitment and assessment. This includes sourcing and screening candidates, conducting assessments, and facilitating the hiring process to ensure the selection of top talent aligned with our clients' specific needs and objectives. Our expertise in recruitment and assessment allows us to streamline the hiring process, saving our clients valuable time and resources while ensuring they acquire the right candidates for their teams.
•	Training and Development - Our company offers a of training courses and leadership development solutions, designed to empower our clients to harness their existing talent effectively and enhance overall performance. With a focus on customization and relevance, our training programs cater to diverse organizational needs, ensuring that each client receives tailored solutions aligned with their objectives. Through our leadership development initiatives, we equip individuals and teams with the skills, knowledge, and strategies needed to excel in their roles and drive organizational success.

We formalize engagement with clients through service agreements (SA), which clearly define the roles, responsibilities, and expectations for both parties. The SA ensures that the outsourced professionals deliver the required services to meet the business’s standards and objectives. This approach not only provides businesses with access to a pool of skilled workers but also allows them to focus on their core activities without being burdened by the complexities of personnel management and administrative overhead.

Administration Services

In addition to our core services, we provide comprehensive administration services designed to streamline and optimize various operational aspects of our clients' businesses. Our administration services encompass a wide range of functions, including but not limited to:

•	Document Management - Our team handles organizing, storing, and retrieving important documents, whether they're in physical or digital form. We make sure all our document management practices comply with regulations and are easy to access when needed. This ensures our clients can find what they need quickly and confidently, without worrying about regulatory issues.
•	Expenses Management - Our team oversees the tracking, monitoring, and optimization of all expenses incurred by our clients. By implementing efficient systems and processes, we strive to ensure that expenses are accurately recorded, analysed, and managed in accordance with budgetary constraints and financial objectives. Through comprehensive expense management, we empower our clients to make informed decisions, identify cost-saving opportunities, and maintain financial transparency and accountability across their organization.

Marketing Strategy

Our promotional strategy centers around leveraging our website, triunitybs.com, as the primary hub for showcasing our services. Additionally, we actively engage in social media marketing campaigns, focusing on platforms like Facebook, LinkedIn, and various e-commerce industry forums. This multi-channel approach aims to enhance our online presence and, in our opinion, effectively reach our target audience.

Additionally, we offer free initial consultations for potential clients to thoroughly understand their unique needs and challenges remotely (via Zoom, WeChat, etc.) or can be in person upon the potential clients’ request depends on CEO’s availability.   During these consultations, we take the time to listen to their specific requirements, assess their current systems and processes, and identify areas where our services can provide the most value. This personalized approach allows us to tailor our solutions to meet the distinct needs of each client, ensuring more effective and customized service delivery. By offering this no-obligation consultation, we demonstrate our commitment to providing exceptional service and establishing strong, trust-based relationships with our clients from the very beginning. We believe that this will significantly enhance our ability to attract potential clients.

It is important to note that the specific details of our marketing strategies are still being developed, and we do not have a definitive timeline for their completion. As a result, all our marketing initiatives are still in the planning phase.

Future Plans

In the next 12 months, our strategic focus will involve proactive promotion of our business services to expand our client base and attract a broader audience. We aim to leverage various marketing channels and initiatives to increase awareness of our offerings and showcase the value we bring to businesses. By implementing targeted promotional campaigns, engaging in networking opportunities, and enhancing our online presence through digital marketing strategies, we seek to position ourselves as a trusted and preferred provider in the market. Additionally, we will continuously assess and refine our promotional efforts to ensure they align with evolving market trends and customer preferences, driving sustained growth and success for our business.

In addition to the above, we will target established companies that may encounter challenges in managing critical aspects such as accounting and bookkeeping, human resources, and payroll services. Through our tailored solutions, we strive to facilitate a smooth transition and bolster overall operational efficiency for these clients.

Government Regulations

TriUnity Business Services Limited operates under jurisdiction of Malaysian laws and regulations, which govern and regulate our business activities with certain countries and individuals. To the best of our knowledge, we are not required to obtain any licenses, except for potential business registration licenses in jurisdictions where we plan to operate. We are subject to several local and foreign privacy and data protection laws. Regulatory bodies worldwide have either adopted or proposed requirements related to the collection, distribution, use, security and storage of personal information or other confidential information of individuals.

When the Company provides services to clients, the Company or its employees may need to access personal information, as outlined in the Malaysia Personal Data Protective Act 2010 (referred to as “PDPA”). According to the PDPA, a Data User, such as the Company or its employees, is prohibited from processing personal data related to an individual unless that individual has granted explicit consent for the processing of their personal information. Failure to adequately protect data or ensure its secure destruction could expose us to potential regulatory investigations or enforcement measures under relevant data security or consumer protection laws. The extent and understanding of these regulations may change, leading to potential increases in both the obligations placed on us and the costs associated with our compliance in the future.

Employees

As of July 31, 2024, the Company operates with a single employee, Ms. Jervey Choon, our sole officer and director. Ms. Jervey Choon is not compensated at present for her services, working approximately 35 hours a week on the Company. Looking ahead, our strategic roadmap entails substantial expansion, with a targeted growth plan aiming to increase our workforce to five employees by 2026.

In line with our commitment to delivering superior service, our recruitment endeavors will prioritize individuals with specialized expertise, particularly in accounting and human resources management. By assembling a team equipped with the requisite skills and qualifications, we aim to ensure the delivery of exceptional services tailored to meet the diverse needs of our clients. We will primarily post our job vacancies on social media platforms such as LinkedIn, our Facebook page, and our company website to attract suitable candidates. Additionally, we will filter applicants by reviewing their resumes before arranging interview sessions. During these interviews, Ms. Jervey will assess the candidates' skills and knowledge based on her expertise to ensure they meet our company’s proficiency standards.

Through the augmentation of our talent pool with proficient professionals, we aspire to enhance the professionalism of our service offerings, further solidifying our reputation as a trusted leader within the industry.

Pricing

Our pricing model will be structured around a case-by-case basis, which will be determined based on various factors including the client's company size, such as revenue turnover and number of employees. This approach ensures that our pricing remains transparent and equitable, aligning closely with the specific needs and scale of each client's business. By customizing our pricing to reflect these variables, we aim to provide fair and tailored solutions that offer optimal value to our clients while also accommodating their unique circumstances and requirements.

Competitive

Comparing outsourced services to in-house departments, outsourcing often presents advantages in terms of cost savings, expertise, and specialized knowledge.

•	Cost Savings: Our clients stand to gain substantial cost savings by opting for our outsourced services. This is primarily achieved by eliminating the need for hefty investments in various aspects associated with in-house departments, including staff salaries, benefits, training programs, and infrastructure. By outsourcing the activities to us, our client can access high-quality services without the financial burden of maintaining a dedicated in-house team. Moreover, outsourcing mitigates the risks associated with employee turnover and skill gaps, as we are responsible for ensuring a consistent level of service quality and expertise. This relieves our clients of the need to constantly invest in recruiting, training, and retaining specialized talent, freeing up resources and management bandwidth to focus on core business objectives.

•       Expertise and Knowledge: We believed that our company can bring a wealth of specialized expertise and knowledge to the table, often surpassing that of in-house teams. We are professional specialist on develop deep insights and stay updated on industry best practices, regulations, and technological advancements. Unlike in-house teams, which may have more generalized knowledge due to their diverse responsibilities, while we concentrate solely on these few areas of expertise.

Furthermore, we continuously leverage our expertise to implement innovative solutions and drive continuous improvement. We ensure that we stay abreast of the latest knowledge and regulations, particularly in the accounting and human resource industries, where high familiarity with evolving standards and regulations is crucial. By maintaining up-to-date expertise, we provide our clients with reliable and compliant services that meet the stringent requirements of these sensitive sectors.

•       Focus on Core Business: We enable our clients to focus their resources and attention on core business activities, fostering innovation and driving growth. By delegating non-core functions such as accounting and bookkeeping, human resources to specialized service providers like us, businesses can streamline their operations and significantly improve efficiency.

For many small and medium-sized enterprises (SMEs), establishing an in-house department for these functions is not financially feasible. Our services provide these companies with the ability to allocate their resources more efficiently towards their core business activities. Instead of expending valuable time, money, and talent on managing support functions, businesses can channel these resources into strategic initiatives that enhance their competitive advantage and promote long-term success.

Our major competitors can be categorized into three key groups:

•	Small local outsourcing firms: These firms are similar to ours in terms of size and service offerings. They typically operate with a small team and cater to local businesses or startups.
•	Freelance professionals: Freelancers offer specialized services in areas such as accounting, HR, or administrative support. They often appeal to clients seeking specific expertise or those with smaller projects. While freelancers can provide personalized attention, they might lack the comprehensive service integration and scalability that a firm like ours can offer.
•	Technology platforms: These platforms provide automated or AI-driven solutions for business functions like accounting and HR. Examples include QuickBooks for bookkeeping and Gusto for payroll management. They offer efficiency and cost-effectiveness but often lack the personalized service and human touch that many clients desire.

To effectively compete with these competitors, we have identified several key advantages:

•	Direct client interaction: With Ms. Jervey, our CEO and sole service provider, handling client interactions directly, we can eliminate layers of communication. This ensures clarity, quick response times, and precise alignment with client expectations.
•	Integration of services: We offer a comprehensive suite of services, allowing clients to outsource their accounting and bookkeeping, human resources, and administrative needs to one provider. This integrated approach saves clients the hassle of engaging multiple companies for different services.
•	Personalized and tailored services: We provide personalized services, starting with a free consultation to understand each client’s specific needs. Unlike technology platforms, which often have fixed features that may not fully meet individual client requirements, our services are adaptable and can be customized to fit each client’s unique situation.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is at a fixed price of $0.015 for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.015 per share. There is no assurance that we will raise the full $120,000 as anticipated. Depending on the results of our capital raise, we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative.

Next 12 months Planned Action	If 2,000,000 shares (25%) are sold:	If 4,000,000 shares (50%) are sold:	If 6,000,000 shares (75%) are sold:	If 8,000,000 shares (100%) are sold:

Office equipment	$-	$-	$5,000	$10,000
Staffing	$-	$-	$13,000	$28,000
Advertising and Marketing Expenses	$-	$3,000	$15,000	$25,000
Expenses Related to Ongoing Reporting Requirements	$5,000	$32,000	$32,000	$32,000
Offering Expenses	$25,000	$25,000	$25,000	$25,000

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $30,018.

Currently, the Company plans to use up to $25,000 of the proceeds from this offering to cover offering expenses. Any additional expenses will be covered by the Company, with available cash on hand, and/or our sole officer and director, Ms. Jervey Choon, either as a loan or a gift to the Company. It’s important to note that Ms. Jervey Choon is not legally obligated to provide these funds, and any loans made will not be repaid using proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering is a fixed price of $0.015. This fixed price was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The price of the current offering is to be fixed at $0.015 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	If 100% of the shares in the offering are sold	If 75% of the shares in the offering are sold	If 50% of the shares in the offering are sold	If 25% of the shares in the offering are sold
Offering Price Per Share (Not to Exceed)	$0.015	0.015	0.015	0.015
Book Value Per Share Before the Offering (Approximate)	$(0.0047)	(0.0047)	(0.0047)	(0.0047)
Book Value Per Share After the Offering (Approximate)	$0.0086	0.0074	0.0054	0.0021
Net Increase to Original Shareholder (based on par value)	$0.0085	0.0073	0.0053	0.0020
Decrease in Investment to New Shareholders	$0.0064	0.0076	0.0096	0.0129
Dilution to New Shareholders (Approximate %)	42.66%	50.66%	64.00%	86.00%

Numerator:
Net tangible book value before the offering	$(17,805)	(17,805)	(17,805)	(17,805)
Net proceeds from this offering	120,000	90,000	60,000	30,000
Total	$102,195	72,195	42,195	12,195

Denominator:
Shares of common stock outstanding prior to this offering	3,800,000	3,800,000	3,800,000	3,800,000
Shares of common stock to be sold in this offering (100%)	8,000,000	6,000,000	4,000,000	2,000,000
Total	11,800,000	9,800,000	7,800,000	5,800,000

PLAN OF DISTRIBUTION

The Company has 3,800,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering an additional 8,000,000 shares of its common stock for sale at a fixed price of $0.015 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer and Director, Jervey Choon, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Jervey Choon is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. She will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Jervey is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Jervey will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Jervey will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTCQB® Venture Market. In order to be quoted on the OTCQB® Venture Market a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.015 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.015 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $30,018. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “TriUnity Business Services Limited”, or (ii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or upon request an account statement for those shares that a holder intends to leave in book entry.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

As of the date of this filing, we have 3,800,000 shares of Common Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent, however, we anticipate obtaining one in the future, following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement we have only 1 shareholder of record of our common stock, our sole officer and director, Ms. Jervey.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl P. Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar, 59200 Kuala Lumpur, Malaysia. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our sole officer and director, Jervey Choon.

We will be subject to Section 15(d) of the Exchange Act, which will require us to file, amongst other things, quarterly and annual reports with the Securities and Exchange Commission. We will not, however, be subject to proxy rules, Section 16 of the Exchange Act and certain tender offer rules. Under Section 15(d) of the Exchange Act, we will be required to file periodic reports with the SEC, including but not limited to annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Section 15(d) does not trigger all Exchange Act obligations, such as those under Section 16 or related to proxies and tender offer rules. Failure to comply with Exchange Act obligations could harm our business and hinder our ability to achieve our objectives.

 DESCRIPTION OF FACILITIES

At this time, we rent co-sharing office space, from a third party, at a total cost of $128, at BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar, 59200 Kuala Lumpur, Malaysia. The rental period is for a period of one years from June 1, 2024 through May 31, 2025.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our sole officer and director, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding our sole officer and director, who will continue to serve in such positions, is provided below:

Officer/ Director Biography

NAME	AGE	POSITION
Jervey Choon	33	Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, Director

Background of Ms. Jervey Choon

Jervey Choon - President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Director

In 2013, Ms. Jervey graduated with a Bachelor of Business Administration from UCSI University. She commenced her professionally career in January 2014, as an Assistant to the CEO of DSwiss Sdn Bhd, a company based in Malaysia. In this role, she provided various administrative support to the CEO, including conducting market research and development, managing confidential correspondence and contributing to recruitment efforts. She also supported the CEO in fundraising ventures and business expansion activities such as investments, acquisitions and corporate alliances.

From January 2021 to present, Ms. Jervey held the position of General Manager at DSwiss Sdn Bhd. In this role, she oversaw the day-to-day operations of the company, including setting and driving sales and profitability goals, mentoring employees, developing business strategies, and managing budget planning and execution. Her duties also included upgrading systems and enhancing accounting practices.

In April 2024, Ms. Jervey founded TriUnity Business Services Limited, and now serves as its sole officer and director. From her extensive experience in previous roles, she learned the importance of strategic planning, operational efficiency, and client relationship management. Recognizing the growing demand for specialized services in accounting, bookkeeping, human resources management, and administrative support, she established TriUnity Business Services Limited in an effort to provide comprehensive and tailored solutions to help other businesses thrive.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and or directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

At this time the Board of Directors, is comprised of only one individual, Ms. Jervey Choon, who reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole director, Ms. Jervey, believes that it is not necessary to have such committees, at this time, because she believes she can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting solely of Jervey Choon, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our sole director, Ms. Jervey, is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our sole director does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our current financial condition.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent directors until such time as we are required to do so.

At this time, the Board of Directors, is comprised of only one individual, Ms. Jervey Choon.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting solely of Ms. Jervey, evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors, consisting solely of Ms. Jervey, believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, Jervey Choon, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table includes compensation paid to our sole officer and director during our fiscal period ended July 31, 2024. As we were incorporated on April 30, 2024, we have completed only one taxable fiscal period.

Summary Compensation Table:

Name and principal position (a)	As of July 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Jervey Choon, Chief Executive Officer, Chief Financial Officer and Director	2024	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officer or director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 3,800,000 shares of common stock issued and outstanding.

The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Jervey Choon [1]	3,800,000	100%	100%
5% or greater Shareholders (of any class)
N/A	-	-	-
Total	3,800,000	100%	100%

1 Jervey Choon is our sole officer and director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

At this time, we rent co-sharing office space, from a third party, at a total cost of $128, at BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar, 59200 Kuala Lumpur, Malaysia. The rental period is for a period of one years from June 1, 2024 through May 31, 2025.

Contributions

As of October 31, 2024 and July 31, 2024, the sole director of the Company advanced $28,949 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Sale of Shares

On April 30, 2024, we sold 3,800,000 shares of restricted Common Stock to Ms. Jervey Choon, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Jervey was $380. Ms. Jervey serves as our sole officer and director.

The proceeds from the sale of shares went to the Company to be used as working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our fiscal period ended July 31, 2024. We were incorporated on April 30, 2024; therefore, we do not have any comparative information to report.  We have completed only one taxable fiscal period.

2024
Audit fees	$8,500
Auditor related fees	-
Tax fees	-
All other fees	-

Total	$8,500

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F2
BALANCE SHEET AS OF JULY 31, 2024	F3
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FROM APRIL 30, 2024 (DATE OF INCEPTION) TO JULY 31, 2024	F4
STATEMENT OF STOCKHOLDERS’ EQUITY FROM APRIL 30, 2024 (DATE OF INCEPTION) TO JULY 31, 2024	F5
STATEMENT OF CASH FLOWS FROM APRIL 30, 2024 (DATE OF INCEPTION) TO JULY 31, 2024	F6
NOTES TO THE FINANCIAL STATEMENTS	F7 – F9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

TRIUNITY BUSINESS SERVICES LIMITED

401 Ryland St.

STE 200-A, Reno

Nevada, United States 89502

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TriUnity Business Services Limited (the ‘Company’) as of July 31, 2024, and the related statement of operations and comprehensive loss, statement of stockholders’ equity, and statement of cash flows for the period ended from April 30, 2024 (date of inception) to July 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2024, and the results of its operations and its cash flows for the period ended from April 30, 2024 (date of inception) to July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, for the period ended July 31, 2024, the Company incurred loss from operations of $21,382, shareholders’ deficit of $21,002 and net current liabilities of $21,568. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723) We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia
October 8, 2024

- F2 -

TriUnity Business Services Limited

BALANCE SHEET AS OF july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of July 31, 2024
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,775
Prepayment	106
TOTAL CURRENT ASSETS	27,881

NON-CURRENT ASSETS
Plant and equipment, net	566
TOTAL NON-CURRENT ASSETS	566

TOTAL ASSETS	$28,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liability	$8,500
Amount due to a director	28,949
Deferred revenue	12,000
TOTAL CURRENT LIABILITIES	49,449

TOTAL LIABILITIES	$49,449

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 3,800,000 shares as of July 31, 2024	$380
Accumulated deficit	(21,382)
TOTAL STOCKHOLDERS’ EQUITY	$(21,002)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,447

The accompanying notes are an integral part of these financial statements.

- F3 -

TriUnity Business Services Limited

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM April 30, 2024 (DATE OF INCEPTION) TO july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From April 30, 2024 (Date of Inception) to July 31, 2024
REVENUE	$8,000

COST OF REVENUE	-

GROSS PROFIT	$8,000

GENERAL AND ADMINISTRATIVE EXPENSES	(29,382)

LOSS FROM OPERATION BEFORE INCOME TAX	$(21,382)

INCOME TAX EXPENSES	-

NET LOSS	$(21,382)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(21,382)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.0056)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,800,000

The accompanying notes are an integral part of these financial statements.

- F4 -

TriUnity Business Services Limited

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM APRIL 30, 2024 (DATE OF INCEPTION) TO JULY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of April 30, 2024 (Date of Inception)	3,800,000	$380	$-	$-	$380
Net loss	-	-	-	(21,382)	(21,382)
Balance as of July 31, 2024	3,800,000	380	-	(21,382)	(21,002)

The accompanying notes are an integral part of these financial statements.

- F5 -

TriUnity Business Services Limited

STATEMENT OF CASH FLOWS

FROM April 30, 2024 (DATE OF INCEPTION) TO july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From April 30, 2024 (Date of Inception) to July 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,382)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expenses	10
Changes in operating assets and liabilities:
Prepayment	(106)
Accrued liabilities	8,500
Amount due to a director	28,949
Deferred revenue	12,000

Net cash provided by operating activities	27,971

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of plant and equipment	$(576)

Net cash used in investing activity	(576)

CASH FLOWS FROM FINANCING ACTIVITY:
Proceeds from issuance of shares	$380

Net cash provided by financing activity	380

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	27,775
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$27,775

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

TriUnity Business Services Limited

NOTES TO FINANCIAL STATEMENTS

FROM april 30, 2024 (DATE OF INCEPTION) TO july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

TriUnity Business Services Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 30, 2024.

TriUnity Business Services Limited is headquartered in Kuala Lumpur, Malaysia (herein referred as “Malaysia”), stands as a pivotal hub for businesses spanning Malaysia, Hong Kong and targeted global regions. We primarily provide business related services such as accounting and bookkeeping, human resources management, payroll, and administrative support services to companies in Malaysia. Our mission is to facilitate seamless operations for our esteemed clientele by providing comprehensive, integrated services, allowing them to allocate their time and resources more effectively to their core business activities.

The Company’s executive office is located at BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar, 59200 Kuala Lumpur, Malaysia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for TriUnity Business Services Limited for the period from April 30, 2024 (Date of Inception) to July 31, 2024 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted July 31 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified.

On August 1, 2023, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, using the modified retrospective method. Expected credit losses are recorded as general and administrative expenses on the statements of operations and comprehensive loss. The receivable balances are written off when they are deemed uncollectible. The Company accrued allowance for credit losses of nil for the year ended July 31, 2024.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant, equipment and software are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Office Equipment	5 years

Revenue Recognition

The Company generates revenue by providing a range of business-related services, including accounting and bookkeeping, human resources management, payroll processing, and administrative support services. In accordance with Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), revenue is recognized when the customer obtains control of the promised services and in an amount that reflects the consideration the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company has implemented Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes the principles for recognizing revenue when control of goods or services is transferred to the customer. In line with this guidance, revenue is recognized when the following conditions are satisfied:

1.	Contractual Agreement: The Company enters into formal agreements with customers that establish the terms of service, including the scope of services, pricing, and payment terms. These contracts define the enforceable rights and obligations of both parties.

2.	Identify the Performance Obligations: Each contract includes specific performance obligations, which are the distinct services that the Company is required to deliver. These obligations may include services such as the preparation of management accounts, payroll processing, or administrative support, depending on the customer’s needs.

3.	Determination of Transaction Price: The transaction price is the amount the Company expects to receive in exchange for fulfilling its performance obligations under the contract. This price is typically fixed and is stipulated in the service agreement with the customer. In accordance with Topic 606, the Company allocates the transaction price to each performance obligation based on its standalone selling price.

4.	Allocate the Transaction Price to the Performance Obligations: If the contract includes multiple services or performance obligations, the Company uses a consistent and rational method to allocate the transaction price among the different obligations. This allocation is based on the relative standalone selling prices of the individual services provided (e.g., management accounts, bookkeeping, payroll).

5.	Recognize Revenue as Performance Obligations are Satisfied: Revenue is recognized when the Company fulfills its performance obligations by transferring control of the promised services to the customer. This typically occurs when the customer acknowledges satisfaction with the final deliverables (such as management accounts, bookkeeping reports, or payroll documents) and signs a Service Completion Confirmation Letter.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F7 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Measurement of Credit Losses on Financial Instruments

The Company adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred loss methodology with an expected credit loss methodology known as the Current Expected Credit Loss (CECL) model. This new standard requires entities to estimate credit losses over the life of a financial asset based on historical experience, current conditions, and reasonable forecasts.

The adoption of the CECL model applies to the Company’s portfolio of trade receivables and other financial assets, and resulted in changes to the methodology for determining the allowance for credit losses. Under the CECL model, the Company recognizes an allowance for credit losses at the inception of a financial asset and adjusts it over the life of the asset based on updated expectations of credit losses.

Recently issued and adopted accounting pronouncements

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F8 -

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended July 31, 2024, the Company incurred loss from operations of $21,382, shareholders’ deficit of $21,002 and net current liabilities of $21,568. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. PREPAYMENT

As of July 31, 2024 (Audited)

Prepaid expenses	$106
Total	$106

Prepaid expenses for the period ended July 31, 2024 represent the payment made to virtual office rental fee.

5. PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following as of July 31, 2024:

As of July 31, 2024 (Audited)

Office equipment	$576
Less: accumulated depreciation	(10)
Plant and equipment, net	$566

Depreciation expense for the period ended July 31, 2024 was $10.

6. AMOUNT DUE TO A DIRECTOR

As of July 31, 2024, the sole director of the Company advanced $28,949 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Choon, has not been compensated for the services.

7. ACCRUED LIABILITY

As of July 31, 2024, the Company has other accruals of $8,500 which comprises of accrued audit fees.

8. STOCKHOLDERS’ EQUITY

The Company has 75,000,000 shares of commons stock authorized.

On April 30, 2024, upon the incorporation of the Company, Jervey Choon, subscribed 3,800,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $380.

As of July 31, 2024, the Company has 3,800,000 shares of common stock issued and outstanding.

9. INCOME TAX

The loss from operation before income tax of the Company from April 30, 2024 (Date of Inception) to July 31, 2024 was comprised of the following:

From April 30, 2024 (Date of Inception) to July 31, 2024
Tax jurisdictions from:
– Local	$(21,382)

Loss from operation before income tax	$(21,382)

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. As of July 31, 2024, the operations in the United States of America incurred $21,382 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2044, if unutilized. The Company has provided for a full valuation allowance of approximately $4,490 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of July 31, 2024:

As of July 31, 2024
Deferred tax assets:

Net operating loss carryforwards
United States of America	$4,490
Less: valuation allowance	(4,490)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $4,490 as of July 31, 2024.

Malaysia

The incomes accruing in or derived from Malaysia by TriUnity Business Services Limited are subject to Malaysia income tax, due to the permanent establishment (PE) in Malaysia, which is charged at the non-resident tax rate of 24% on its assessable income.

10. CONCENTRATIONS OF RISK

Customer Concentration

From April 30, 2024 (Date of Inception) to July 31, 2024, there were two customers who accounted for 100% of the Company’s revenues. The two customers who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	From April 30, 2024 (Date of Inception) to July 31, 2024
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$7,750	97%	$-
Customer B	250	3%
Total	$8,000	100%	$-

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, business administration services business and single reportable segment based on country, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Period Ended and As of July 31, 2024
By Business Unit	Business Administration Services Business	Total
Revenue	$8,000	$8,000

Cost of revenue	-	-
General and administrative expenses	(29,382)	(29,382)

Loss from operations	(21,382)	(21,382)

Total assets	$28,447	$28,447
Capital expenditure	$576	$576

	For the Period Ended and As of July 31, 2024
By Country	Malaysia	Total
Revenue	$8,000	$8,000

Cost of revenue	-	-
General and administrative expenses	(29,382)	(29,382)

Loss from operations	(21,382)	(21,382)

Total assets	$28,447	$28,447
Capital expenditure	$576	$576

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after July 31, 2024 up through the date the Company issued the financial statements.

- F9 -

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements

BALANCE SHEET AS OF OCTOBER 31, 2024 AND JULY 31, 2024	F11
STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED OCTOBER 31, 2024 AND PERIOD ENDED JULY 31, 2024	F12
STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE THREE MONTHS ENDED OCTOBER 31, 2024 AND PERIOD ENDED JULY 31, 2024	F13
STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED OCTOBER 31, 2024 AND PERIOD ENDED JULY 31, 2024	F14
NOTES TO THE FINANCIAL STATEMENTS	F15 – F17

- F10 -

TriUnity Business Services Limited

BALANCE SHEET AS OF OCTOBER 31, 2024 AND july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of October 31, 2024	As of July 31, 2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,975	$27,775
Accounts receivable	6,500	-
Prepayment	74	106
TOTAL CURRENT ASSETS	24,549	27,881

NON-CURRENT ASSETS
Plant and equipment, net	537	566
TOTAL NON-CURRENT ASSETS	537	566

TOTAL ASSETS	$25,086	$28,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liability	$3,100	$8,500
Amount due to a director	28,949	28,949
Deferred revenue	9,833	12,000
Income tax payable	1,009	-
TOTAL CURRENT LIABILITIES	42,891	49,449

TOTAL LIABILITIES	$42,891	$49,449

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 3,800,000 shares issued and outstanding as of October 31, 2024 and July 31, 2024, respectively	$380	$380
Accumulated deficit	(18,185)	(21,382)
TOTAL STOCKHOLDERS’ EQUITY	$(17,805)	$(21,002)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,086	$28,447

The accompanying notes are an integral part of these financial statements.

- F11 -

TriUnity Business Services Limited

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

for the three MONTHs ended ocTOber 31, 2024 and period ended july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three months ended October 31, 2024	Period ended July 31, 2024
	(Unaudited)	(Audited)
REVENUE	$8,667	$8,000

COST OF REVENUE	-	-

GROSS PROFIT	$8,667	$8,000

GENERAL AND ADMINISTRATIVE EXPENSES	$(4,461)	$(29,382)

PROFIT/(LOSS) FROM OPERATION BEFORE INCOME TAX	$4,206	$(21,382)

INCOME TAX EXPENSES	$(1,009)	$-

NET PROFIT/(LOSS)	$3,197	$(21,382)

OTHER COMPREHENSIVE INCOME	-	-

TOTAL COMPREHENSIVE PROFIT/(LOSS)	$3,197	(21,382)

NET PROFIT/(LOSS) PER SHARE- BASIC AND DILUTED	$0.00084	$(0.0056)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,800,000	3,800,000

The accompanying notes are an integral part of these financial statements.

- F12 -

TriUnity Business Services Limited

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED OCTOBER 31, 2024 AND PERIOD ENDED JULY 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of April 30, 2024 (Date of Inception)	3,800,000	$380	$-	$-	$380
Net loss	-	-	-	(21,382)	(21,382)
Balance as of July 31, 2024	3,800,000	$380	-	$(21,382)	$(21,002)
Net profit	-	-	-	3,197	3,197
Balance as of October 31, 2024	3,800,000	$380	-	$(18,185)	$(17,805)

The accompanying notes are an integral part of these financial statements.

- F13 -

TriUnity Business Services Limited

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2024 AND PERIOD ENDED july 31, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three Months Ended October 31, 2024	Period ended July 31, 2024
	(Unaudited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit/(loss)	$3,197	$(21,382)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expenses	29	10
Changes in operating assets and liabilities:
Accounts receivable	(6,500)	-
Prepayment	32	(106)
Accrued liabilities	(5,400)	8,500
Amount due to a director	-	28,949
Income tax payable	1,009	-
Deferred revenue	$(2,167)	$12,000

Net cash (used in)/provided by operating activities	$(9,800)	$27,971

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of plant and equipment	$-	$(576)

Net cash used in investing activity	$-	$(576)

CASH FLOWS FROM FINANCING ACTIVITY:
Proceeds from issuance of shares	$-	$380

Net cash provided by financing activity	$-	$380

Effect of exchange rate changes on cash and cash equivalents	$-	$-

Net (decreased)/increase in cash and cash equivalents	$(9,800)	$27,775
Cash and cash equivalents, beginning of period/at date of inception	27,775	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,975	$27,775

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

- F14 -

TriUnity Business Services Limited

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2024 (UNAUDITED) AND PERIOD ENDED july 31, 2024 (AUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

TriUnity Business Services Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 30, 2024.

TriUnity Business Services Limited is headquartered in Kuala Lumpur, Malaysia (herein referred as “Malaysia”), stands as a pivotal hub for businesses spanning Malaysia, Hong Kong and targeted global regions. We primarily provide business related services such as accounting and bookkeeping, human resources management, payroll, and administrative support services to companies in Malaysia. Our mission is to facilitate seamless operations for our esteemed clientele by providing comprehensive, integrated services, allowing them to allocate their time and resources more effectively to their core business activities.

The Company’s executive office is located at BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar, 59200 Kuala Lumpur, Malaysia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for TriUnity Business Services Limited for the period from August 1, 2024 to October 31, 2024 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted July 31 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified.

On August 1, 2023, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, using the modified retrospective method. Expected credit losses are recorded as general and administrative expenses on the statements of operations and comprehensive loss. The receivable balances are written off when they are deemed uncollectible. The Company accrued allowance for credit losses of nil for the period ended October 31, 2024.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant, equipment and software are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Office Equipment	5 years

Revenue Recognition

The Company generates revenue by providing a range of business-related services, including accounting and bookkeeping, human resources management, payroll processing, and administrative support services. In accordance with Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), revenue is recognized when the customer obtains control of the promised services and in an amount that reflects the consideration the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company has implemented Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes the principles for recognizing revenue when control of goods or services is transferred to the customer. In line with this guidance, revenue is recognized when the following conditions are satisfied:

1.	Contractual Agreement: The Company enters into formal agreements with customers that establish the terms of service, including the scope of services, pricing, and payment terms. These contracts define the enforceable rights and obligations of both parties.

2.	Identify the Performance Obligations: Each contract includes specific performance obligations, which are the distinct services that the Company is required to deliver. These obligations may include services such as the preparation of management accounts, payroll processing, or administrative support, depending on the customer’s needs.

3.	Determination of Transaction Price: The transaction price is the amount the Company expects to receive in exchange for fulfilling its performance obligations under the contract. This price is typically fixed and is stipulated in the service agreement with the customer. In accordance with Topic 606, the Company allocates the transaction price to each performance obligation based on its standalone selling price.

4.	Allocate the Transaction Price to the Performance Obligations: If the contract includes multiple services or performance obligations, the Company uses a consistent and rational method to allocate the transaction price among the different obligations. This allocation is based on the relative standalone selling prices of the individual services provided (e.g., management accounts, bookkeeping, payroll).

5.	Recognize Revenue as Performance Obligations are Satisfied: Revenue is recognized when the Company fulfills its performance obligations by transferring control of the promised services to the customer. This typically occurs when the customer acknowledges satisfaction with the final deliverables (such as management accounts, bookkeeping reports, or payroll documents) and signs a Service Completion Confirmation Letter.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F15 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Measurement of Credit Losses on Financial Instruments

The Company adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred loss methodology with an expected credit loss methodology known as the Current Expected Credit Loss (CECL) model. This new standard requires entities to estimate credit losses over the life of a financial asset based on historical experience, current conditions, and reasonable forecasts.

The adoption of the CECL model applies to the Company’s portfolio of trade receivables and other financial assets, and resulted in changes to the methodology for determining the allowance for credit losses. Under the CECL model, the Company recognizes an allowance for credit losses at the inception of a financial asset and adjusts it over the life of the asset based on updated expectations of credit losses.

Recently issued and adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU 2023-07 is effective for annual reporting periods beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact this ASU may have on its financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact this ASU may have on its financial statements and related disclosures.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F16 -

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended October 31, 2024, the Company recorded a shareholders’ deficit of $17,805 and net current liabilities of $18,342. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. PREPAYMENT

	As of October 31, 2024	As of July 31, 2024
	(Unaudited)	(Audited)
Prepaid expenses	$74	$106
Total	$74	$106

Prepaid expenses for the period ended October 31, 2024 and July 31, 2024 represent the payment made to virtual office rental fee.

5. PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following as of October 31, 2024 and July 31, 2024 respectively:

	As of October 31, 2024	As of July 31, 2024
	(Unaudited)	(Audited)
Office equipment	$576	$576
Less: accumulated depreciation	(39)	(10)
Plant and equipment, net	$537	$566

Depreciation expense for the period ended October 31, 2024 and July 31, 2024 was $29 and $10 respectively.

6. AMOUNT DUE TO A DIRECTOR

As of October 31, 2024 and July 31, 2024, the sole director of the Company advanced $28,949 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Choon, has not been compensated for the services.

7. ACCRUED LIABILITY

As of October 31, 2024 and July 31, 2024, the Company has other accruals of $3,100 and $8,500 respectively which comprises of outstanding audit fees.

8. STOCKHOLDERS’ EQUITY

The Company has 75,000,000 shares of commons stock authorized.

On April 30, 2024, upon the incorporation of the Company, Jervey Choon, subscribed 3,800,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $380.

During the three months ended October 31, 2024, the Company has not issued any shares.

As of October 31, 2024, the Company has 3,800,000 shares of common stock issued and outstanding.

9. INCOME TAX

The profit/(loss) from operation before income tax of the Company for the three months ended October 31, 2024 and period ended July 31, 2024 was comprised of the following:

	For the three months ended October 31, 2024	For the period ended July 31, 2024
	(Unaudited)	(Audited)
Tax jurisdictions from:
– Local	$4,206	$(21,382)

Profit/(loss) from operation before income tax	$4,206	$(21,382)
Computed expected tax expenses	(1,009)	-
Net profit/(loss)	$3,197	$(21,382)

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. As of October 31, 2024, the operations in the United States of America incurred $18,185 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2044, if unutilized. The Company has provided for a full valuation allowance of approximately $3,819 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of October 31, 2024 and July 31, 2024:

	As of October 31, 2024	As of July 31, 2024
	(Unaudited)	(Audited)
Deferred tax assets:

Net operating loss carryforwards
United States of America	$3,819	$4,490
Less: valuation allowance	(3,819)	(4,490)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $3,819 as of October 31, 2024 and $4,490 as of July 31, 2024.

Malaysia

The incomes accruing in or derived from Malaysia by TriUnity Business Services Limited are subject to Malaysia income tax, due to the permanent establishment (PE) in Malaysia, which is charged at the non-resident tax rate of 24% on its assessable income.

10. CONCENTRATIONS OF RISK

Customer Concentration

From the three months ended October 31, 2024 and period ended July 31, 2024, there were one customer who accounted for 10% or more of the Company’s revenues. The customer who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	For the three months ended October 31, 2024	For the period ended July 31, 2024	For the three months ended October 31, 2024	For the period ended July 31, 2024	For the three months ended October 31, 2024	For the period ended July 31, 2024
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$750	$7,750	9%	97%	$-	$-
Customer B	7,750	250	89	3	-	-
Customer C	167	-	2	-	6,500	-
Total	$8,667	$8,000	100%	100%	$6,500	$-

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, business administration services business and single reportable segment based on country, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Period Ended and As of October 31, 2024
By Business Unit	Business Administration Services Business	Total
Revenue	$8,667	$8,667

Cost of revenue	-	-
General and administrative expenses	(4,461)	(4,461)

Gain from operations	4,206	4,206

Total assets	$25,086	$25,086
Capital expenditure	$-	$-

	For the Period Ended and As of July 31, 2024
By Business Unit	Business Administration Services Business	Total
Revenue	$8,000	$8,000

Cost of revenue	-	-
General and administrative expenses	(29,382)	(29,382)

Loss from operations	(21,382)	(21,382)

Total assets	$28,447	$28,447
Capital expenditure	$576	$576

	For the Period Ended and As of October 31, 2024
By Country	Malaysia	Total
Revenue	$8,667	$8,667

Cost of revenue	-	-
General and administrative expenses	(4,461)	(4,461)

Gain from operations	4,206	4,206

Total assets	$25,086	$25,086
Capital expenditure	$-	$-

	For the Period Ended and As of July 31, 2024
By Country	Malaysia	Total
Revenue	$8,000	$8,000

Cost of revenue	-	-
General and administrative expenses	(29,382)	(29,382)

Loss from operations	(21,382)	(21,382)

Total assets	$28,447	$28,447
Capital expenditure	$576	$576

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after October 31, 2024 up through the date the Company issued the financial statements.

- F17 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$18.37
Auditor Fees and Expenses	$8,500.00
Consulting Fees and Related Expenses	$20,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$30,018.37

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On April 30, 2024, we sold 3,800,000 shares of restricted Common Stock to Ms. Jervey Choon, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Jervey was $380. Ms. Jervey serves as our sole officer and director.

The proceeds from the sale of shares went to the Company to be used as working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia, on January 27, 2025.

TriUnity Business Services Limited

By: /s/ Jervey Choon
Name: Jervey Choon
Title: Chief Executive Officer, Chief Financial Officer, Director Date: January 27, 2025

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Jervey Choon Signature: /s/ Jervey Choon Title: Chief Executive Officer, (Principal Executive Officer)

Date: January 27, 2025

Name: Jervey Choon Signature: /s/ Jervey Choon Title: Chief Financial Officer, (Principal Financial Officer)

Date: January 27, 2025

Name: Jervey Choon Signature: /s/ Jervey Choon Title: President, Secretary, Treasurer, Director

Date: January 27, 2025